Exhibit 21.1



                         SUBSIDIARIES OF THE REGISTRANT



                                                                                                                  State of
                                                                                           Percentage of        Incorporation or
        Parent                           Subsidiary                                         Ownership            Organization
----------------------------------- --------------------------------------------------- ------------------- ---------------------

Warwick Community Bancorp, Inc.     The Warwick Savings Bank                                  100%                 New York
Warwick Community Bancorp, Inc.     Hardenburgh Abstract Company of Orange County, Inc.       100%                 New York
Warwick Community Bancorp, Inc.     The Towne Center Bank                                   99.75%                New Jersey
The Warwick Savings Bank            WSB Financial Services, Inc.                              100%                 New York
The Warwick Savings Bank            Warsave Development Corp.                                 100%                 New York
The Warwick Savings Bank            The Towne Center Mortgage Company, Inc.                   100%                New Jersey
The Warwick Savings Bank            WSB Funding Corp.                                         (1)                  Delaware
The Warwick Savings Bank            The Warwick Commercial Bank                               100%                 New York



(1) Owns 100% of the outstanding common stock and 86.96% of the outstanding preferred stock.